LARIMAR THERAPEUTICS, INC. 2020 EQUITY INCENTIVE PLAN

PERFORMANCE-BASED RESTRICTED STOCK UNIT

AWARD AGREEMENT

Pursuant to the Larimar Therapeutics, Inc. 2020 Equity Incentive Plan, as amended from time to time (the “Plan”) and this Performance-Based Restricted Stock Unit Award Agreement (this “Agreement”), Larimar Therapeutics, Inc., a Delaware corporation (the “Company”) hereby grants to the individual listed below (the “Grantee”) an award of the target number of performance-based vesting Restricted Stock Units (the “PSUs”) specified below and on the terms set forth below in consideration of Grantee’s services (the “PSU Award” and such number of PSUs, the “Target Number of PSUs”). Each PSU shall relate to one Share.

Grantee:	[●]
Grant Date	[●]
Target Number of PSUs for Milestone Award (as defined below):	[●]
Performance Period	[●]

The PSU Award is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between this Agreement and the provisions of the Plan, the provisions of the Plan shall control. The PSU Award (and any compensation paid or shares issued under your PSU Award) is subject to recoupment in accordance with The Dodd-Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company and any compensation recovery policy otherwise required by applicable law, including, but not limited to the Company’s Compensation Recovery Policy . No recovery of compensation under such a clawback policy will be an event giving rise to a right to voluntarily terminate employment upon a resignation for “good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.

1.
Restrictions on Transfer of PSU Award. This PSU Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the Grantee, and any Shares issuable with respect to the PSU Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of until (i) the PSUs have vested as provided in Section 2 of this Agreement and (ii) Shares have been issued to the Grantee in accordance with the terms of the Plan and this Agreement.
2.
Earning of Performance Restricted Stock Units. The number of PSUs to be earned by the Grantee will vary depending upon the Company’s achievement of the Performance Criteria,

as set forth on Appendix A, attached hereto. The number of PSUs determined to be earned as of the achievement of the Milestone (as defined on Appendix A) pursuant to this Section 2 and Appendix A shall be referred to herein as “Earned PSUs.”
3.
Vesting of Performance Restricted Stock Units. With respect to any Earned PSUs underlying the Milestone Award, except as set forth on Appendix A, attached hereto, the restrictions and conditions of Section 1 of this Agreement shall lapse as follows with respect to the Milestone Award (as such term is defined in Appendix A), in each case, subject to the continued service of Grantee with the Company through each such date (each, a “Vesting Date”):

Number of Target Shares to Time Vest	Vesting Date
[●]	[__________]
[●]	[__________]

4.
Change in Control. Subject to the Grantee’s continued service with the Company through a Change in Control, all unvested PSUs shall vest immediately prior to the Change in Control.
5.
Termination of Service. If the Grantee’s service with the Company and its Subsidiaries terminates for any reason (including death or Disability) prior to the satisfaction of the vesting conditions set forth in Section 2 above, any PSUs that have not vested as of such date shall automatically and without notice terminate and be forfeited, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such unvested PSUs.

6.
Issuance of Shares of Stock. As soon as practicable following each Vesting Date (but in no event later than two and one-half months after the end of the year in which the Vesting Date occurs), the Company shall issue to the Grantee the number of Shares equal to the aggregate number of PSUs that have vested pursuant to Section 2 of this Agreement on such date and the Grantee shall thereafter have all the rights of a stockholder of the Company with respect to such shares.

7.
Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Committee set forth in Section 2 of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.
8.
Tax Withholding. The Grantee shall, not later than the date or dates as of which the receipt or vesting of this PSU Award becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Committee for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. To the extent authorized by the Committee, the required tax withholding obligation may be satisfied, in whole or in part, by withholding from Shares to be issued to the Grantee a number of Shares with an aggregate Fair Market Value that would satisfy the withholding amount due. The Company has the right to deduct any such taxes from payment of any kind otherwise due to the Grantee.

9.
Section 409A of the Code. This Agreement shall be interpreted in such a manner that all provisions relating to the settlement of the PSU Award are exempt from the requirements of Section 409A of the Code as “short-term deferrals” as described in Section 409A of the Code.
10.
No Continuation of Service. Neither the Plan nor this Agreement will confer upon the Grantee any right to continue in the employment or service of the Company or any of its Subsidiaries, or limit in any respect the right of the Company or its Subsidiaries to discharge the Grantee at any time, for any reason.

11.
Integration. This Agreement constitutes the entire agreement between the parties with respect to this PSU Award and supersedes all prior agreements and discussions between the parties concerning such subject matter.
12.
Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Grantee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Grantee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Grantee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.
13.
Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

[Signature Page to Follow]

Larimar Therapeutics, Inc.
By:
Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Grantee (including through an online acceptance process) is acceptable.

Dated:
Grantee’s Signature

Grantee’s name and address:

Appendix A

(a).
The Performance Criteria for the determination of the number of PSUs earned hereunder will be based on the Compensation Committee of the Board of Directors of the Company’s determination of achievement of [_________] (the “Milestone” and the applicable PSU Awards subject to such Milestone shall be referred to herein as a “Milestone Award”).
(b).
The Target Number of PSUs represents the number of PSUs that would be earned, subject to vesting, if the Company were to achieve the applicable Milestone during the Performance Period. The Target Number of PSUs shall be determined as set forth below:

Performance Criteria	Target Number of PSUs
Milestone	[●]